FOR IMMEDIATE RELEASE

Extreme Networks Board Chairman Appointed CEO

San Jose, CA - April 21, 2015 - Extreme Networks, Inc. (Nasdaq: EXTR), a leader in high performance networking, today announced that it has appointed Board Chairman Ed Meyercord as its President and Chief Executive Officer effective April 19, 2015. Mr. Meyercord will be replacing Chuck Berger, who has resigned from his position and from the Board of Directors of Extreme Networks effective April 19, 2015.

“Mr. Berger has played a critical role at an important time in Extreme Networks’ history. Among his many contributions, he was instrumental in completing the Enterasys acquisition and recruited a world-class executive leadership team,” said Mr. John Shoemaker, Chairman of the Corporate Governance and Nominations Committee of the Board. “The Extreme Networks board is grateful for all that Chuck has accomplished over the past two years and wishes him well in his future endeavors.”

Having served on the Extreme Networks’ board for over five years as an independent director, Mr. Meyercord brings a deep knowledge of the company and commitment to Extreme customers and employees. “I am extremely excited about the opportunities for the Company and believe that the quality of Extreme’s highly talented team, impressive technology and large base of loyal customers can generate future growth and profitability,” stated Meyercord.

Mr. Meyercord has a successful track record of driving customer focused cultures and taking market share from large incumbents in highly competitive industries.  He will remain active supporting the leadership team at Critical Alert Systems, a high growth healthcare IT company, where he is a significant investor.

As a reminder, Extreme will release and discuss its final results for the third quarter ending March 31, 2015 and guidance for the fourth quarter, on May 6, 2015, in a press release followed by conference call at 5:00 p.m. ET. The toll-free dial in phone number is 877-303-9826 and the dial in number from an international location is 224-357-2194; the call ID is 20788580. A live webcast of the earnings conference call will be made available after the conference call on the Extreme Investor Relations website at http://investor.extremenetworks.com/. The conference call and webcast will include forward-looking information.

Extreme Networks remains committed to the separation of the Chair of the Board and CEO roles at the Company and believes that such separation increases the board’s independence from management and thus leads to better monitoring and oversight. Accordingly, the Board will seek to name a new Chair in due course.

About Extreme Networks
Extreme Networks, Inc. (NASDAQ: EXTR) is setting a new standard for superior customer experience by delivering network-powered innovation and market leading service and support. The company delivers high-performance switching and routing products for data center and core-to-edge networks, wired/wireless LAN access, and unified network management and control. Our award-winning solutions include software-defined networking (SDN), cloud and high-density Wi-Fi, BYOD and enterprise mobility, identity access management and security. Headquartered in San Jose, CA, Extreme Networks has more than 14,000 customers in over 80 countries. For more information, visit the company's website at http://www.extremenetworks.com.

Extreme Networks and the Extreme Networks logo are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries. All other names are the property of their respective owners.

Except for the historical information contained herein, the matters set forth in this press release, including without limitation statements as to the features, performance, and benefits of Extreme Networks products, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date. Because such statements deal with future events, they are subject to risks and uncertainties, including network design and actual results of use of the product in different environments. We undertake no obligation to update the forward-looking information in this release. Other important factors that could cause actual results to differ materially are contained in the Company's 10-Qs and 10-Ks that are on file with the Securities and Exchange Commission. http://www.sec.gov.

Media Contacts:
Greg Cross
Extreme Networks
408 579 3483
gcross@extremenetworks.com